SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

           Date of report (Date of earliest event reported):                       April 29, 2014

CIRRUS LOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-17795	77-0024818
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification No.)

800 W. 6th Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (512) 851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On April 29, 2014, Cirrus Logic, Inc., a Delaware corporation (“Cirrus Logic”), issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “City Code”) disclosing that Cirrus Logic and the board of directors of Wolfson Microelectronics plc, a public limited company incorporated in Scotland (“Wolfson”), had agreed on the terms of a recommended cash offer of £2.35 per share (the “Offer”) to be made by Cirrus Logic for the acquisition of the entire issued and to be issued share capital of Wolfson (the “Acquisition”).  In connection with the Offer, Cirrus Logic and Wolfson entered into a cooperation agreement (the “Cooperation Agreement”), and Cirrus Logic and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and lender, entered into a credit agreement (the “Credit Agreement”).

Rule 2.7 Announcement

On April 29, 2014, Cirrus Logic issued the Rule 2.7 Announcement disclosing that Cirrus Logic and the board of directors of Wolfson had agreed on the terms of the Offer to be made by Cirrus Logic for the Acquisition.  The Offer values the entire issued and to be issued share capital of Wolfson at approximately £291 million (approximately $488 million based on a U.S. dollar to pound sterling exchange rate of 1.68) (the “Offer Consideration”), and implies an enterprise value of Wolfson of approximately £278 million (approximately $467 million based on a U.S. dollar to pound sterling exchange rate of 1.68).  It is intended that the Acquisition will be effected by way of a scheme of arrangement (the “Scheme”) under the laws of the United Kingdom (“UK”) which requires the approval of a UK court and approval of a majority of Wolfson’s shareholders in number present in person or by proxy at the Wolfson shareholders meeting to be convened in connection with the Scheme (the “Court Meeting”) representing at least 75% of the votes cast.  The Scheme is also subject to other conditions set out in Appendix I to the Rule 2.7 Announcement, including receipt of certain regulatory approvals.   Cirrus Logic reserves the right, subject to the consent of the UK Panel on Takeovers and Mergers, to effect the Acquisition by way of a takeover offer under the City Code (a “Takeover Offer”).

Cirrus Logic intends to fund the payment of the Offer Consideration through a combination of existing cash and equivalents on Cirrus Logic’s balance sheet and debt funding from Wells Fargo.

The Acquisition is expected to close in the second half of 2014.

Cooperation Agreement

In addition, on April 29, 2014, Cirrus Logic and Wolfson entered into the Cooperation Agreement in connection with the Offer.  Pursuant to the Cooperation Agreement, Wolfson and Cirrus Logic have agreed (i) to cooperate in obtaining regulatory consents, clearances, permissions and waivers, and making regulatory filings necessary in connection with the Acquisition; and (ii) to work together to prepare and implement certain proposals relating to Wolfson’s equity awards and employment benefits.

Irrevocable Undertakings

On April 28, 2014, each member of the board of directors of Wolfson delivered to Cirrus Logic a deed of irrevocable undertaking (the “Director Undertakings”) under which each such director agrees to vote his or her Wolfson shares in favor of the Scheme and the resolutions to be proposed at the Court Meeting.  The Director Undertakings represent an aggregate of 1,349,020 Wolfson Shares, or 1.16% of Wolfson’s outstanding shares as of April 28, 2014.  The Director Undertakings will remain in effect if Cirrus Logic elects to effect the Acquisition by way of Takeover Offer and will cease to be binding in certain circumstances.

On April 28, 2014, Cirrus Logic also received an irrevocable undertaking (the “Shareholder Undertaking”) from Odey Asset Management LLP, an institutional shareholder of Wolfson, under which such shareholder agrees to vote its Wolfson shares in favor of the Scheme and the resolutions to be proposed at the Court Meeting.  The Shareholder Undertaking represents 6,865,240 Wolfson Shares, or 5.88% of Wolfson’s outstanding shares as of April 28, 2014.   The Shareholder Undertaking will cease to be binding in certain circumstances, including where a competing offer is announced under Rule 2.7 of the City Code which has a value of 10% or more above the value of the consideration offered under the Acquisition as at the date on which such competing offer is announced, unless Cirrus Logic has announced an improvement to the terms of the Acquisition within seven days of the competing offer being announced on terms at least as favorable as under the competing offer.

In aggregate, the Director Undertakings and Shareholder Undertaking (the “Irrevocable Undertakings”) represent a total of 8,214,260 Wolfson shares, or approximately 7.03% of Wolfson’s outstanding shares as of April 28, 2014.

Certain Funds Undertaking

In connection with the Offer, on April 28, 2014, Cirrus Logic entered into an agreement (the “Certain Funds Undertaking”) with Goldman Sachs International, Cirrus Logic’s financial advisor (“Goldman Sachs”), to provide Goldman Sachs with certain assurances, confirmations and undertakings in support of the Offer, to enable Goldman Sachs to confirm that sufficient cash resources are available to Cirrus Logic to satisfy in full the Offer Consideration, and to permit Goldman Sachs to fulfill its responsibilities under the City Code.  Cirrus Logic’s responsibilities under the Certain Funds Undertaking include effectively restricting the use of the funds required to satisfy the sterling amount of the Offer Consideration payable under the Offer (including provisioning for exchange rate movements) until the earlier of the Offer being completed, lapsing or being withdrawn or January 23, 2015.

Credit Agreement

On April 29, 2014, Cirrus Logic entered into the Credit Agreement with Wells Fargo as Administrative Agent and Lender.  Capitalized terms used and not defined in this section of Item 1.01 have the meanings given to such terms in the Credit Agreement.

The Credit Agreement provides for a $225 million senior secured revolving credit facility (the “Credit Facility”).  The Credit Facility may be used for, among other things, payment of the Offer Consideration.

The Credit Facility matures on the earliest to occur of (a) January 23, 2015, (b) the date of termination of the Commitments as a result of a permanent reduction of all of the Commitments by Cirrus Logic or (c) the date of termination of the Commitments as a result of an Event of Default (subject to the certain funds provision described below) (such date, the “Maturity Date”).  Cirrus Logic must repay the outstanding principal amount of all borrowings, together with all accrued but unpaid interest thereon, on the Maturity Date.

The Credit Facility is required to be guaranteed by all of Cirrus Logic’s material domestic subsidiaries (the “Subsidiary Guarantors”).  The Credit Facility is secured by substantially all of the assets of Cirrus Logic and any Subsidiary Guarantors, except for certain excluded assets.

Borrowings under the Credit Facility may, at Cirrus Logic’s election, bear interest at either (a) a Base Rate plus the Applicable Margin (“Base Rate Loans”) or (b) a LIBOR Rate plus the Applicable Margin (“LIBOR Rate Loans”).  The Applicable Margin ranges from 0% to .25% per annum for Base Rate Loans and 1.75% to 2.25% per annum for LIBOR Rate Loans based on Cirrus Logic’s Leverage Ratio (discussed below).

A Commitment Fee accrues at a rate per annum ranging from 0.30% to 0.40% (based on the Leverage Ratio) on the average daily unused portion of the Commitment of the Lenders.

The Credit Agreement contains customary affirmative covenants, including, among others, covenants regarding the payment of taxes and other obligations, maintenance of insurance, reporting requirements and compliance with applicable laws and regulations.  Further, the Credit Agreement contains customary negative covenants limiting the ability of Cirrus Logic or any Subsidiary to, among other things, incur debt, grant liens, make investments, effect certain fundamental changes, make certain asset dispositions, and make certain restricted payments.  The Credit Facility also contains certain financial covenants providing that (a) the ratio of consolidated funded indebtedness to consolidated EBITDA for the prior four consecutive quarters must not be greater than 1.75 to 1.00 (the “Leverage Ratio”) and (b) the sum of cash and Cash Equivalents of Cirrus Logic and its Subsidiaries on a consolidated basis must not be less than $75 million.

The Credit Facility provides for a “Certain Funds Period” during which limited borrowing conditions apply and only breaches of certain major representations and major defaults or illegality may prevent funding the Offer Consideration in order to comply with the certain funds requirements of the City Code.  Following the Certain Funds Period, the Credit Facility provides for a clean-up period to permit cure of certain technical breaches.

The foregoing summary of the Offer, the Cooperation Agreement, the Irrevocable Undertakings, the Certain Funds Undertaking and the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Rule 2.7 Announcement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K, the full text of the Cooperation Agreement, which is attached as Exhibit 2.2 to this Current Report on Form 8-K, and the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and each of these exhibits is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant

On April 29, 2014, Cirrus Logic entered into the Credit Agreement as described under Item 1.01 above.  The description of the Credit Agreement under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 7.01               Regulation FD

On April 29, 2014, Cirrus Logic will hold an investor conference call to discuss the announcement of the Offer.  A copy of the press release and the slides to be referenced on the investor conference call are attached hereto as Exhibits 99.1 and 99.2, respectively.  The information contained in Exhibits 99.1 and 99.2 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01                Financial Statements and Exhibits

(d)           Exhibits

Exhibit                           Description

Exhibit 2.1	Rule 2.7 Announcement
Exhibit 2.2	Cooperation Agreement dated April 29, 2014 between Cirrus Logic, Inc. and Wolfson Microelectronics plc
Exhibit 10.1	Credit Agreement dated as of April 29, 2014 among Cirrus Logic, Inc. and Wells Fargo Bank, National Association as Lender and Administrative Agent
Exhibit 99.1	Press Release issued April 29, 2014
Exhibit 99.2	Investor slides

Forward Looking Statements

Except for historical information contained herein, this Current Report on Form 8-K and the other documents referenced therein contain forward-looking statements, including statements related to the Offer; the anticipated closing of the Acquisition; the effect of the Acquisition on our earnings per share; future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects; business and management strategies and the expansion and growth of Cirrus Logic’s or Wolfson’s operations and potential synergies resulting from the Acquisition; and the effects of government regulation on Cirrus Logic’s or Wolfson’s business.  In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions.  In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the risk of failing to complete the Acquisition and the risk of failing to successfully integrate Wolfson into the business and operations of Cirrus Logic following the Acquisition; and the risk factors listed in our Form 10-K for the year ended March 30, 2013, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information is as of the date of this Current Report on Form 8-K, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

No Offer or Solicitation
This Current Report on Form 8-K is not intended to and does not constitute or form part of an offer or invitation to purchase or otherwise acquire any securities or the solicitation of any vote or approval in any jurisdiction, pursuant to the Offer or otherwise in contravention of applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date: April 29, 2014	By:	/s/ Gregory S. Thomas
Name: Gregory S. Thomas
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.                      Description

Exhibit 2.1	Rule 2.7 Announcement
Exhibit 2.2	Cooperation Agreement dated April 29, 2014 between Cirrus Logic, Inc. and Wolfson Microelectronics plc
Exhibit 10.1	Credit Agreement dated as of April 29, 2014 among Cirrus Logic, Inc. and Wells Fargo Bank, National Association as Lender and Administrative Agent
Exhibit 99.1	Press Release issued April 29, 2014
Exhibit 99.2	Investor slides